Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) of Teekay Offshore Partners L.P. pertaining to the Teekay Offshore Partners L.P. 2006 Long-Term Incentive Plan, of our report dated March 14, 2007, with respect to the consolidated financial statements of Teekay Offshore Partners L.P. (successor to Teekay Offshore Partners Predecessor) included in its Annual Report (Form 20-F) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

Vancouver, Canada November 21, 2007	/s/ Ernst & Young LLP Chartered Accountants